EXHIBIT 23.1


                               KYLE L. TINGLE, CPA








To Whom It May Concern:                                       March 18, 2003


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of January 24, 2003 accompanying the audited financial statements of Domain Registration, Corp., as at December 31, 2002, in the Form 10SB12G with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ KYLE L. TINGLE
_________________________

Kyle L. Tingle, CPA, LLC





















P.O. Box 50141,  Henderson,  Nevada 89016,  Phone:  (702)  434-8452,
Fax: (702) 436-4218, e-mail: Ktingle@worldnet.att.net